UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 17, 2020 (May 19, 2020)

ONEMAIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

601 N.W. Second Street, Evansville, IN 47708
(Address of principal executive offices) (Zip code)
(812) 424-8031
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed on May 22, 2020 (the “Original Filing”), in which OneMain Holdings, Inc. (the “Company”) reported voting results for its 2020 annual meeting of stockholders held on May 19, 2020 (the “2020 Annual Meeting”), including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of the Company’s named executive officers (the “Say-On-Pay Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-On-Pay Votes. Except as set forth below, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported, at the 2020 Annual Meeting, the option regarding the frequency of future Say-On-Pay Votes that received the highest number of votes from the Company’s stockholders was every three years, as recommended by the Company’s Board of Directors. In light of these results, the Company has determined to hold its Say-On-Pay Votes once every three years, until the next required non-binding stockholder advisory vote on the frequency of future Say-On-Pay Votes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.
(Registrant)

		By:	/s/ Micah R. Conrad
		Name:	Micah R. Conrad
		Title:	Executive Vice President and Chief Financial Officer

Date:	July 17, 2020